Exhibit 10.3
AMENDMENT OF LEASE
     THIS AGREEMENT OF LEASE (this “Amendment”), made this 22nd day of May, 2009 between the REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA, a Pennsylvania nonprofit corporation having its principal office in the City of Pittsburgh, Allegheny County, Pennsylvania (the “Landlord”), and TOLLGRADE COMMUNICATIONS, INC., a Pennsylvania corporation (the “Tenant”).
     WHEREAS, the parties hereto previously entered into a Lease, dated August 31, 2005, as extended by the Renewal Notice letter dated December 14, 2006 (collectively, the “Original Lease”), for occupancy of the 111,600 square foot building known as Harmar Industrial Manor, 493 Nixon Road, Cheswick, Pennsylvania 15024 (the “Premises”) in the County of Allegheny, Pennsylvania; the Original Lease, as amended by this Amendment, is hereinafter referred to as the “Lease”; and
     WHEREAS, the parties hereto desire to amend and extend the Original Lease as hereinafter set forth;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Original Lease contained and intending to be legally bound hereby, the parties hereto agree as follows:
1.	The foregoing preamble clauses are incorporated herein by reference thereto.

2.	Section 3, Term, of the Original Lease is amended to extend the term of the Original Lease on the same terms and conditions set forth in the Original Lease, except to the extent set forth in this Amendment. The new extended term (the “Extended Term”, which, together with the Term as defined in the Original Lease, shall be hereafter collectively known as the “Term”) shall begin July 1, 2009, continue for a period of nine (9) months, and terminate on March 31, 2010. Notwithstanding the above, Landlord reserves the right, by providing written notice to

Tenant no later than May 31, 2009, to reduce the Extended Term to a period of six (6) months, in which event the Lease shall terminate on December 31, 2009.
3.	Section 3, Term, of the Original Lease is amended to add the following new paragraph to Section 3.1.1:
“Provided Landlord has not exercised its right to reduce the Extended Term to six (6) months (as described in paragraph 2 above) nor have a prospect for the Premises, Tenant shall have the right to provide Landlord with a minimum of ninety (90) days prior written notice of its desire to remain in occupancy of the Premises beyond the termination date of March 31, 2010. During the sixty (60) day period following the Landlord’s receipt of such written notice from Tenant, the parties shall endeavor to reach an agreement on the terms and conditions under which the Landlord would be willing to further extend the Term of the Lease. If, using commercially reasonable efforts, an agreement is not reached during such 60-day period, then the Lease shall terminate upon the date defined herein and be of no further force or effect, unless the parties otherwise agree in writing.”
4.	Section 3.3, Holdover, of the Original Lease is hereby deleted in its entirety and replaced with the following:
“Tenant shall have no right to occupy the Premises beyond the expiration date of the Extended Term without the express written consent of Landlord. Should Tenant continue to occupy the Premises beyond the expiration of the Extended Term without the express written consent of the Landlord, Tenant shall be obligated to pay monthly rent at 150% of the then current Base Rent being paid by Tenant immediately prior to the commencement of the hold over (for avoidance of doubt, Base Rent would then be $52,312.50 per month). Landlord retains all its rights and remedies under the Original Lease and under Law to prosecute Tenant for its unlawful holding over. Notwithstanding the above, in no event shall Holdover, whether with or without consent of Landlord, exceed a period of sixty (60) days beyond the expiration of the Extended Term. In the event of Holdover by the Tenant, Landlord shall have the right to demand Tenant vacate the Premises within thirty (30) days after receipt of written notice by Landlord.”
5.	Section 4, Base Rent, of the Original Lease shall reflect that monthly Base Rent amount during the approved Extended Term shall be at the then current rate being paid by Tenant immediately prior to the commencement of the Extended Term.

6.	The terms and provisions of this Amendment shall modify and supersede all inconsistent terms and provisions of the Original Lease and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Original Lease. Except as amended hereby, all other terms and conditions of the Original Lease shall remain unchanged and in full force and effect. Each capitalized term used as a defined term in this Amendment but not otherwise defined in this Amendment shall have the same meaning ascribed to such term in the Original Lease.
7.	The Lease sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. This Amendment shall not be deemed to grant any right to Tenant to further extend the Original Lease, except as otherwise set forth therein

8.	This Amendment be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.
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[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment of Lease to be duly executed the day and year first above written.

Attest:		REGIONAL INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTHWESTERN PENNSYLVANIA

/s/ Colleen B. Poremski	By	/s/ Donald F. Smith

Colleen B. Poremski, Corp Secretary		Donald F. Smith, Jr., President

(Corporate Seal)

Attest:		TOLLGRADE COMMUNICATIONS, INC.

/s/ Jennifer M. Reinke	By	/s/ Joseph A. Ferrara

Title: Chairman, CEO and President

(Corporate Seal)

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